Exhibit 32.1

CERTIFICATION

of

Thomas R. Reeg

Chief Executive Officer

I, Thomas R. Reeg, Chief Executive Officer of Eldorado Resorts, Inc. (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that, to my knowledge:

1.

The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2019 (‑the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Periodic Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2020

/s/ Thomas R. Reeg
Thomas R. Reeg
Chief Executive Officer